Exhibit 4.2

EXECUTION COPY

ALLEGHENY TECHNOLOGIES INCORPORATED

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF SEPTEMBER 14, 2021

TO THE INDENTURE

DATED AS OF SEPTEMBER 14, 2021

$325,000,000 principal amount of 4.875% Senior Notes due 2029

$350,000,000 principal amount of 5.125% Senior Notes due 2031

i

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of September 14, 2021 (the “Supplemental Indenture”), to the Base Indenture (defined below) between Allegheny Technologies Incorporated, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”), and Wells Fargo Bank, National Association, a national banking association, as Trustee under the Indenture (herein called the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of September 14, 2021 (the “Base Indenture”), providing for the issuance from time to time of its Securities (as defined in the Base Indenture), to be issued in one or more series as therein provided;

WHEREAS, Sections 201, 301 and 901 of the Base Indenture provide that the Company, when authorized by a Board Resolution (as defined in the Base Indenture), and the Trustee may, without the consent of the Holders (as defined in the Base Indenture) of Securities, enter into one or more supplemental indentures, in form satisfactory to the Trustee, to establish the form or terms of Securities of any series permitted by the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 4.875% Senior Notes due 2029 (the “2029 Notes”) and a new series of its Securities to be known as its 5.125% Senior Notes due 2031 (the “2031 Notes” and together with the 2029 Notes, the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture (together, the “Indenture”);

WHEREAS, the Company has duly authorized the creation and issuance of such Notes under the Base Indenture, and has duly authorized the execution and delivery of this Supplemental Indenture to modify the Base Indenture and to provide certain additional provisions as hereinafter described; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

W I T N E S S E T H:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.    Capitalized Terms. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

SECTION 1.02.    References. References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

SECTION 1.03.    Definitions. For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Leaseback Transaction, as determined by the Company in good faith) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates or similar charges and any amounts required to be paid by the lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of that lease (including any period for which that lease has been extended or may, at the option of the lessor, be extended).

“Base Indenture” has the meaning provided in the recitals.

“Change of Control” has the meaning provided in Section 4.02.

“Change of Control Repurchase Event” has the meaning provided in Section 4.02.

“close of business” means 5:00 p.m., New York City time.

“Comparable Treasury Issue” has the meaning provided in Section 4.01.

“Comparable Treasury Price” has the meaning provided in Section 4.01.

“Consolidated Net Tangible Assets” means the total of all the assets appearing on the consolidated balance sheet of the Company and its Subsidiaries, less the following: (A) current liabilities; (B) intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense; and (C) appropriate adjustments on account of minority interests of other Persons holding stock in any Subsidiary of the Company.

“Debt” means indebtedness for money borrowed.

“Disqualified Stock” has the meaning provided in Section 4.01.

“Domestic Subsidiary” means a Subsidiary formed under the laws of, or conducting its principal operations within, the United States or any State or territory thereof.

“Equity Offering” has the meaning provided in Section 4.01.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indenture” has the meaning provided in the recitals.

“Independent Investment Banker” has the meaning provided in Section 4.01.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Investment Grade” has the meaning provided in Section 4.02.

“Issue Date” means September 14, 2021.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, excluding certain liens relating to taxes, easements and similar liens arising in the ordinary course of business.

“Moody’s” has the meaning provided in Section 4.02.

“Notes” has the meaning provided in the recitals.

“Primary Treasury Dealer” has the meaning provided in Section 4.01.

“Principal Property” means any manufacturing plant or other similar facility owned by the Company or any Domestic Subsidiary, the book value of the real property, plant and equipment of which (as shown, without deduction of any depreciation reserves, on the books of the owner or owners) is not less than two percent of Consolidated Net Tangible Assets except (A) any such plant or facility which the Board of Directors determines is not of material importance to the total business conducted, or assets owned, by the Company and its Domestic Subsidiaries as an entirety or (B) any portion of any such plant or facility which the Board of Directors determines not to be of material importance to the use or operation thereof.

“Purchase Price” has the meaning provided in Section 4.02.

“Rating Agency” has the meaning provided in Section 4.02.

“Rating Category” has the meaning provided in Section 4.02.

“Rating Date” has the meaning provided in Section 4.02.

“Ratings Event” has the meaning provided in Section 4.02.

“Redemption Date” has the meaning provided in Section 4.01.

“Reference Treasury Dealer” has the meaning provided in Section 4.01.

“Reference Treasury Dealer Quotations” has the meaning provided in Section 4.01.

“Regular Record Date” has the meaning provided in Section 2.04.

“Remaining Life” has the meaning provided in Section 4.01.

“S&P” has the meaning provided in Section 4.02.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to the Company or any Domestic Subsidiary of any Principal Property or portion thereof (except for temporary leases for a term, including any renewal thereof, of not more than 36 months and except for leases between the Company and a Subsidiary or between Subsidiaries), which Principal Property (or portion thereof) has been or is to be sold or transferred by the Company or such Domestic Subsidiary to such Person.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Supplemental Indenture” has the meaning provided in the preamble.

“Treasury Rate” has the meaning provided in Section 4.01.

“Voting Stock” has the meaning provided in Section 4.02.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 2.01.    Designation and Principal Amount. Two series of Notes are hereby authorized and are designated (i) the 4.875% Senior Notes due 2029, initially limited in aggregate principal amount to $325,000,000, and (ii) the 5.125% Senior Notes due 2031, initially limited in aggregate principal amount to $350,000,000. The 2029 Notes and 2031 Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $325,000,000 and $350,000,000, respectively, which amounts shall be set forth in the Company Order for the authentication and delivery of the Notes pursuant to Section 303 of the Base Indenture. In addition, the Company may issue, from time to time in accordance with the provisions of the Indenture, additional Notes having the same terms and conditions as the Notes of either series issued on the date hereof in all respects (except for the payment of interest accruing prior to the issue date of such additional Notes), so that such additional Notes shall be consolidated and form a single series with the applicable series of Notes issued on the date hereof and shall be governed by the terms of the Indenture.

SECTION 2.02.    Maturity. The principal amount of the 2029 Notes shall be due and payable on October 1, 2029. The principal amount of the 2031 Notes shall be due and payable on October 1, 2031.

SECTION 2.03.    Form and Payment. Each series of the Notes shall be issued in substantially the form set forth on Exhibit A (in the case of the 2029 Notes) and Exhibit B (in the case of the 2031 Notes) hereto and shall have the terms set forth in such form and shall initially be Global Securities for purposes of the Base Indenture. Each series of the Notes shall be issued in fully registered book-entry form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Depositary in respect of the Notes represented by Global Securities shall be The Depository Trust Company. The Global Securities representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered in the name of its nominee, Cede & Co. Except as otherwise set forth in Section 305 of the Base Indenture, the Global Securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

The Trustee shall act as Paying Agent for the Notes. The Company may choose to pay interest by mailing checks or making wire or other electronic funds transfers. All money paid by the Company to any Paying Agent that remains unclaimed at the end of two years after the amount is due to Holders shall be repaid to the Company, subject to any applicable abandoned property laws. After such two-year period, Holders may look only to the Company for payment and not to the Trustee, any other Paying Agent or anyone else. The Company may also arrange for additional payment offices, and may cancel or change these offices, including any use of the Trustee’s Corporate Trust Office. The Company may appoint and change the Paying Agent without prior notice to the Holders.

SECTION 2.04.    Interest. Interest on the 2029 Notes shall accrue at the rate of 4.875% per annum. Interest on the 2031 Notes shall accrue at the rate of 5.125% per annum. Interest on the Notes shall accrue from September 14, 2021 or the most recent Interest Payment Date to which interest was paid or duly provided for. Interest on the Notes shall be payable in cash semiannually in arrears on October 1 and April 1, commencing on April 1, 2022 (each an “Interest Payment Date”), to the Holders in whose names the Notes are registered at the close of business on the September 15 and March 15, as the case may be, immediately preceding such Interest Payment Date (whether or not a Business Day, each a “Regular Record Date”). Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.05.    No Sinking Fund.    The provisions of Article XII of the Base Indenture shall not be applicable to the Notes.

ARTICLE III

ADDITIONAL COVENANTS

In addition to the covenants set forth in Article X of the Base Indenture, the Company also covenants and agrees for the benefit of Notes, but not Securities of any other series, as follows:

SECTION 3.01.    Limitations on Liens. The Company shall not, and will not permit any of its Domestic Subsidiaries, directly or indirectly, to issue, assume or guarantee any Debt if that Debt is secured by any Lien upon any Principal Property (or portion thereof) of the Company or of any Domestic Subsidiary of the Company or any shares of stock or Debt of any Domestic Subsidiary, whether owned on September 14, 2021 or thereafter acquired, without effectively securing the Notes equally and ratably with that Debt, so long as such Debt is so secured. The foregoing restriction does not apply to:

(i)    Liens on any property acquired, constructed or improved by the Company or any Domestic Subsidiary of the Company after September 14, 2021, which are created or assumed contemporaneously with or within three years after its acquisition, or completion of construction or improvement (or within six months thereafter pursuant to a firm commitment for financing arrangements entered into within that three-year period) to secure or provide for the payment of the Purchase Price or cost thereof, or Liens existing on any property at the time of its acquisition;

(ii)    Liens existing on any property, shares of stock or indebtedness acquired from a Person merged with or into the Company or a Domestic Subsidiary of the Company after September 14, 2021;

(iii)    with respect to any corporation that becomes a Domestic Subsidiary of the Company after September 14, 2021, Liens on property of, or shares of stock or indebtedness issued by, any such corporation existing at the time it becomes a Domestic Subsidiary and not incurred in connection with or in anticipation of such corporation becoming a Domestic Subsidiary;

(iv)    Liens to secure Debt of a Domestic Subsidiary owed to the Company or Debt of one of the Domestic Subsidiaries of the Company owed to another Domestic Subsidiary of the Company;

(v)    Liens in favor of governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute;

(vi)    any Lien existing on September 14, 2021; or

(vii)    Liens for the sole purpose of extending, renewing or replacing Debt, in whole or in part, secured by any Lien referred to in the foregoing clauses (i) to (vi), inclusive; provided, however, that the principal amount of Debt secured by that Lien shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the property that secured the Lien so extended, renewed or replaced (plus improvements on such property).

The limitation on Liens described in this Section 3.01 shall not apply to the issuance, assumption or guarantee by the Company or any Domestic Subsidiary of the Company of Debt secured by a Lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other Debt of the Company and of the Domestic Subsidiaries of the Company secured by Liens (not including Liens permitted under the foregoing exceptions) and the Attributable Debt with respect to Sale and Leaseback Transactions existing at that time (other than Sale and Leaseback Transactions in which the property involved would have been permitted to be subject to a Lien under clause (i) above), does not exceed 10% of Consolidated Net Tangible Assets.

SECTION 3.02.    Limitations on Sale and Leaseback Transactions. The Company and the Domestic Subsidiaries of the Company are prohibited from entering into Sale and Leaseback Transactions unless:

(i)    the Company or such Domestic Subsidiary of the Company would be entitled to incur Debt secured by a Lien on the Principal Property to be leased without equally and ratably securing the Notes, pursuant to clauses (i) - (vii) under Section 3.01 above; or the Attributable Debt with respect thereto would be an amount permitted under the last paragraph of Section 3.01 above; or

(ii)    the Company or such Domestic Subsidiary of the Company shall, within 180 days of the effective date of any such arrangement, apply an amount equal to the proceeds from such Sale and Leaseback Transaction to the payment or other retirement of Debt that ranks senior to or equal with the Notes (other than, in either case, Debt owed by the Company or any Subsidiary), or to the purchase of other Principal Property.

SECTION 3.03.    Limitations on Guarantees. The Company and the Domestic Subsidiaries of the Company are prohibited from entering into any agreement pursuant to which any such Domestic Subsidiary of the Company guarantees the payment of Debt incurred by the Company without providing that the Notes be equally and ratably guaranteed by such Domestic Subsidiary of the Company.

ARTICLE IV

REDEMPTION OF THE NOTES

SECTION 4.01.    Optional Redemption. On and after October 1, 2024, the Company may redeem all or a part of the 2029 Notes, upon not less than 15 nor more than 60 days’ prior notice to Holders as provided under Section 1104 of the Base Indenture, at the following redemption prices (expressed as percentages of principal amount of the 2029 Notes to be redeemed), plus accrued and unpaid interest to (but not including) the date the 2029 Notes are redeemed (the “Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the 2029 Notes on the relevant interest payment date), if redeemed during the 12-month period commencing on or after October 1 of the years set forth below:

Year	Redemption Price
2024	102.438%
2025	101.219%
2026 and thereafter	100.000%

At any time prior to October 1, 2024, the Company may redeem on any one or more occasions up to 35% of the aggregate principal amount of the 2029 Notes (calculated after giving effect to any issuance of additional 2029 Notes), upon not less than 15 nor more than 60 days’ prior notice to Holders as provided under Section 1104 of the Base Indenture, at a redemption price of 104.875% of the principal amount thereof, plus accrued and unpaid interest to (but not including) the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided, however, that (1) at least 65.0% of the original aggregate principal amount of 2029 Notes (calculated after giving effect to any issuance of additional 2029 Notes) remain outstanding immediately after the occurrence of each such redemption and (2) the redemption occurs within 180 days of the consummation of any such Equity Offering.

At any time prior to October 1, 2024, the Company may redeem all or a part of the 2029 Notes, upon not less than 15 nor more than 60 days’ prior notice to Holders as provided under Section 1104 of the Base Indenture, at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed, plus the 2029 Notes Applicable Premium as of, and accrued and unpaid interest to (but not including), the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the Notes on the relevant interest payment date).

On and after October 1, 2026, the Company may redeem all or a part of the 2031 Notes, upon not less than 15 nor more than 60 days’ prior notice to Holders as provided under Section 1104 of the Base Indenture, at the following redemption prices (expressed as percentages of principal amount of the 2031 Notes to be redeemed), plus accrued and unpaid interest to (but not including) the date the 2031 Notes are redeemed (the “Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the 2031 Notes on the relevant interest payment date), if redeemed during the 12-month period commencing on or after October 1 of the years set forth below:

Year	Redemption Price
2026	102.563%
2027	101.708%
2028	100.854%
2029 and thereafter	100.000%

At any time prior to October 1, 2024, the Company may redeem on any one or more occasions up to 35% of the aggregate principal amount of the 2031 Notes (calculated after giving effect to any issuance of additional 2031 Notes), upon not less than 15 nor more than 60 days’ prior notice to Holders as provided under Section 1104 of the Base Indenture, at a redemption price of 105.125% of the principal amount thereof, plus accrued and unpaid interest to (but not including) the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided, however, that (1) at least 65.0% of the original aggregate principal amount of 2031 Notes (calculated after giving effect to any issuance of additional 2031 Notes) remain outstanding immediately after the occurrence of each such redemption and (2) the redemption occurs within 180 days of the consummation of any such Equity Offering.

At any time prior to October 1, 2026, the Company may redeem all or a part of the 2031 Notes, upon not less than 15 nor more than 60 days’ prior notice to Holders as provided under Section 1104 of the Base Indenture, at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed, plus the 2031 Notes Applicable Premium as of, and accrued and unpaid interest to (but not including), the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the 2031 Notes on the relevant interest payment date).

For purposes of determining the optional redemption price, the following definitions are applicable:

“2029 Notes Applicable Premium” means, with respect to the 2029 Notes at the Redemption Date, the greater of (i) 1% of the principal amount of the 2029 Notes and (ii) the excess (if any) of (A) the present value at the Redemption Date of (1) the redemption price of such 2029 Notes on October 1, 2024 (such redemption price being set forth in the first paragraph in this Section 4.01) plus (2) all required remaining scheduled interest payments due on the 2029 Notes through October 1, 2024 (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 0.50% over (B) the principal amount of the 2029 Notes outstanding on the Redemption Date. The Trustee shall have no obligation to calculate or verify the calculation of the 2029 Notes Applicable Premium or of any component thereof.

“2031 Notes Applicable Premium” means, with respect to the 2031 Notes at the Redemption Date, the greater of (i) 1% of the principal amount of the 2031 Notes and (ii) the excess (if any) of (A) the present value at the Redemption Date of (1) the redemption price of such 2031 Notes on October 1, 2026 (such redemption price being set forth in the fourth paragraph in this Section 4.01) plus (2) all required remaining scheduled interest payments due on the 2031 Notes through October 1, 2026 (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 0.50% over (B) the principal amount of the 2031 Notes outstanding on the Redemption Date. The Trustee shall have no obligation to calculate or verify the calculation of the 2031 Notes Applicable Premium or of any component thereof.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (the “Remaining Life”) of the Notes of the series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (assuming for the purposes of this definition, for the avoidance of doubt, that the 2029 Notes matured on October 1, 2024 and the 2031 Notes matured on October 1, 2026, as applicable).

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations obtained by the Company for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the Company is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Company.

“Disqualified Stock” means, for any series of the Notes, with respect to any Person, any capital stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes of such series or the date the Notes of such series are no longer outstanding; provided that if such capital stock is issued pursuant to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such capital stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Equity Offering” means any public or private sale of common shares or preferred shares of the Company (excluding Disqualified Stock), other than (a) public offerings with respect to the Company’s common shares registered on Form S-8 and (b) any sales to the Company or any of its Subsidiaries.

“Independent Investment Banker” means BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities, LLC, Wells Fargo Securities, LLC or Goldman Sachs & Co. LLC and their respective successors, as selected by the Company or, if such firms are unwilling or unable to select the applicable Comparable Treasury Issue or the applicable ratings scale for any Substitute Rating Agency, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means BofA Securities, Inc. and its successors, and three other independent investment banking institutions of national standing appointed by the Company (each, a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes to be redeemed, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “Selected Interest Rates (Daily) – H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounded to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding such Redemption Date.

SECTION 4.02.    Purchase of Notes Upon a Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes for any series as described under Section 4.01 above, the Company will be required to make an offer to each Holder of the Notes of such series to repurchase all or any part (in minimum principal amounts of $2,000 and in integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price (the “Purchase Price”) in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will mail or send a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice (the “Repurchase Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent. The notice shall, if mailed or sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Repurchase Date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

(i)    accept for payment all the Notes or portions of the Notes properly tendered pursuant to the Company’s offer;

(ii)    deposit with the Paying Agent an amount equal to the aggregate Purchase Price in respect of all the Notes or portions of the Notes properly tendered; and

(iii)    deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

The Paying Agent will promptly deliver to each Holder of Notes properly tendered, the Purchase Price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

For purposes hereof, the following definitions are applicable:

“Change of Control” means the occurrence of any one of the following:

(i)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to the Company or one of its Subsidiaries;

(ii)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

(iii)    the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

(iv)    the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P) and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if either of Moody’s or S&P ceases to rate the Notes of a series or fails to make a rating of the Notes of a series publicly available for reasons outside of the control of the Company, a Substitute Rating Agency thereof.

“Rating Category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of any Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date that is 60 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

“Ratings Event” means, for any series of the Notes, the occurrence of the events described in (a) or (b) of this definition on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes of such series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) if the Notes of such series are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of such Notes shall be reduced so that the Notes are rated below Investment Grade by both Rating Agencies or (b) if the Notes of such series are rated below Investment Grade by at least one Rating Agency, the ratings of such Notes by both Rating Agencies shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories) and the Notes are then rated below Investment Grade by both Rating Agencies.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE V

EVENTS OF DEFAULT

In addition to the Events of Default set forth in Section 501 of the Base Indenture, the Notes, but not Securities of any other series, shall also be subject to the following Events of Default:

(i)    a failure by the Company to repurchase Notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with Section 4.02 above; and

(ii)    a failure by the Company or any of its Subsidiaries to pay any Debt, within any applicable grace period after final maturity or the acceleration by the holders thereof, if the total amount of such Debt unpaid or accelerated exceeds $125,000,000.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01.    Ratification of Base Indenture. The Base Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 6.02.    Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

SECTION 6.03.    Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture, as heretofore supplemented, shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, as heretofore supplemented, the provision of this Supplemental Indenture shall control.

SECTION 6.04.    Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.05.    Successors. All agreements of the Company in the Base Indenture, this Supplemental Indenture and the Notes shall bind its successors.

SECTION 6.06.    Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 6.07.    Trustee Disclaimer. The Trustee makes no representation as to and shall not be responsible for the validity or adequacy of this Supplemental Indenture or the Notes other than the Trustee’s certificate of authentication. The recitals and statements herein and in the Notes are deemed to be those of the Company and not the Trustee. The Trustee shall not be accountable for the use by the Company of the proceeds of the Notes. The Trustee shall not be responsible for determining whether any Change of Control has occurred and whether any Change of Control offer with respect to the Notes is required. The Trustee shall not be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any Ratings Event has occurred.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Donald P. Newman
	Name:	Donald P. Newman
	Title:	Senior Vice President, Finance and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Scott R. Little
	Name:	Scott Little
	Title:	Vice President

[Signature Page to the First Supplemental Indenture]

EXHIBIT A

[FORM OF 2029 NOTE]

Face of Security

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

4.875% Note due 2029	CUSIP 01741R AL6
No.	$

ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [the order of [●]][if global notes: CEDE & CO.], or its registered assigns, the principal sum of [●] DOLLARS ($[●])[if global note: the amount set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] on October 1, 2029.

Interest Rate:	4.875% per annum
Interest Payment Dates:	April 1 and October 1, commencing April 1, 2022
Regular Record Dates:	March 15 and September 15

Reference is hereby made to the further provisions of the Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date: September 14, 2021			ALLEGHENY TECHNOLOGIES INCORPORATED

	By:	/s/ Donald P. Newman
		Name:	Donald P. Newman
		Title:	Senior Vice President, Finance and Chief Financial Officer

Attest:	/s/ Elliot S. Davis
	Name:	Elliot S. Davis
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated: September 14, 2021	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Reverse of Security

ALLEGHENY TECHNOLOGIES INCORPORATED

4.875% Senior Note due 2029

1.	Principal and Interest.

The Company promises to pay the principal of this Note on October 1, 2029.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 4.875% per annum.

Interest will be payable semiannually (to the Holders of record of the Notes at the close of business on each Regular Record Date, as set forth on the face of this Note, immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing April 1, 2022.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from September 14, 2021. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Indenture.

This Global Security is one of a duly authorized issue of securities of the Company (herein called the “Notes”) issued under the Indenture, dated as of September 14, 2021 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 14, 2021 (the “Supplemental Indenture”, and together with the Base Indenture as so supplemented, the “Indenture”), between the Company and the Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $325,000,000 but additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such additional Notes vote together for all purposes as a single class.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to redemption by the Company at any time, as further described in the Indenture. This Note is subject to repurchase by the Company at the option of the holder upon the occurrence of a Change of Control Repurchase Event (as defined in the Supplemental Indenture). There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Securities sufficient to pay the then Outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Company or Security Registrar may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Company will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default (other than certain bankruptcy defaults), as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding may declare all the Notes to be due and payable. If certain bankruptcy defaults with respect to the Company occur and are continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then Outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.	Authentication.

This Note is not valid until the Trustee signs the certificate of authentication on the other side of this Note.

8.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.02 of the First Supplemental Indenture, check the box below:

Section 4.02

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.02 of the First Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial principal amount of this Global SECURITY is $         (         DOLLARS). The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

EXHIBIT B

[FORM OF 2031 NOTE]

Face of Security

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

5.125% Note due 2031	CUSIP 01741R AM4
No.	$

ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [the order of [●]][if global notes: CEDE & CO.], or its registered assigns, the principal sum of [●] DOLLARS ($[●])[if global note: the amount set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] on October 1, 2031.

Interest Rate:	5.125 % per annum
Interest Payment Dates:	April 1 and October 1, commencing April 1, 2022
Regular Record Dates:	March 15 and September 15

Reference is hereby made to the further provisions of the Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	ALLEGHENY TECHNOLOGIES INCORPORATED

By:
Name:
Title:

Attest:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Reverse of Security

ALLEGHENY TECHNOLOGIES INCORPORATED

5.125% Senior Note due 2031

1.	Principal and Interest.

The Company promises to pay the principal of this Note on October 1, 2031.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 5.125% per annum.

Interest will be payable semiannually (to the Holders of record of the Notes at the close of business on each Regular Record Date, as set forth on the face of this Note, immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing April 1, 2022.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from September 14, 2021. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Indenture.

This Global Security is one of a duly authorized issue of securities of the Company (herein called the “Notes”) issued under the Indenture, dated as of September 14, 2021 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 14, 2021 (the “Supplemental Indenture”, and together with the Base Indenture as so supplemented, the “Indenture”), between the Company and the Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $350,000,000 but additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such additional Notes vote together for all purposes as a single class.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to redemption by the Company at any time, as further described in the Indenture. This Note is subject to repurchase by the Company at the option of the holder upon the occurrence of a Change of Control Repurchase Event (as defined in the Supplemental Indenture). There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Securities sufficient to pay the then Outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Company or Security Registrar may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Company will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default (other than certain bankruptcy defaults), as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding may declare all the Notes to be due and payable. If certain bankruptcy defaults with respect to the Company occur and are continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then Outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.	Authentication.

This Note is not valid until the Trustee signs the certificate of authentication on the other side of this Note.

8.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.02 of the First Supplemental Indenture, check the box below:

Section 4.02

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.02 of the First Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial principal amount of this Global SECURITY is $         (         DOLLARS). The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian